Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT
Kristine D. Brenner
Director of Investor Relations
(810) 257-2506
kristine.brenner@citizensbanking.com
Citizens Republic Bancorp Announces Return to Profitability
•	Net income applicable to common shareholders was $18.5 million, or $0.46 per share for the second quarter, which includes a $10 million income tax benefit

•	Pre-tax pre-provision profit was $33 million driven by a strong net interest margin of 3.56%, which increased 21 basis points from the second quarter of last year

•	Credit trends remain positive
•	Total 30-89 day delinquencies were $57 million, remaining around 1% of total outstanding loans for the 2nd consecutive quarter

•	Nonperforming assets decreased for the 7th consecutive quarter to $152 million. New inflows to commercial nonperforming loans were below $25 million for the quarter

•	Provision for loan losses was $18 million, declining 80% from the first quarter
FLINT, MICHIGAN, July 28, 2011 — Citizens Republic Bancorp, Inc. (Nasdaq: CRBCD) announced net income attributable to common shareholders of $18.5 million, or $0.46 per diluted share for the three months ended June 30, 2011. This compares to net losses of $74.3 million, or $1.89 per diluted share for last quarter and $44.7 million, or $1.14 per diluted share for the second quarter of last year. Results for the second quarter of last year included net income from discontinued operations of $5.2 million. For the first six months of this year, Citizens recorded a net loss from continuing operations of $44.5 million, compared with a net loss of $120.5 million for the same period of 2010. All prior year shares outstanding and per share calculations have been adjusted in this release to reflect the 1-for-10 reverse stock split that became effective July 1, 2011.
“We are very pleased to report net income for the quarter. Returning to profitability following 12 consecutive quarters of losses after the difficult work that we’ve done and the tireless dedication of our employees is a milestone for our company. These results are driven by our continued focus on pre-tax pre-provision profit and significantly improved credit trends resulting in a lower provision expense. At the same time, we maintained a strong loan loss reserve and improved our capital ratios,” commented Cathleen Nash, president and chief executive officer.
Balance Sheet
Total assets at June 30, 2011 were $9.5 billion, a decrease of $228.5 million or 2.3% from last quarter and a decrease of $1.3 billion or 12.4% from last year. Money market investments decreased $318.7 million or 64.3% from last quarter, as funds were used to purchase investment securities and pay off maturing wholesale funding. Total portfolio loans were $5.6 billion, a modest 1.3% decrease from last quarter and a $1.5 billion or 21.2% reduction from June 30 of last year. The decline from a year ago reflects the results of the recently completed accelerated problem asset resolution program. Investment securities increased $667.4 million or 30.6% from June 30 of last year, as we reinvested a portion of the loan portfolio paydowns and proceeds from loan sales.
Core deposits, which exclude all time deposits, totaled $5.0 billion at June 30, 2011, essentially unchanged from the end of last quarter, but an increase of $201.1 million or 4.2% over June 30 of last year. Our continued stable core deposit trends reflect our focus on generating and growing core deposit relationships. Time deposits decreased $226.0 million, or 8.5% from last quarter and $978.7 million or

28.6% from June 30 of last year. Both changes resulted from a strategic reduction in high cost single service and brokered time deposits.
Other interest-bearing liabilities, which include federal funds purchased and securities sold under agreements to repurchase, other short-term borrowings, and long-term debt, totaled $925.0 million at June 30, 2011, a decrease of $22.4 million or 2.4% from last quarter and a decrease of $316.9 million or 25.5% from June 30 of last year, as the result of a reduction in wholesale funding.
Capital
Citizens continues to maintain a strong capital position, and its regulatory capital ratios are above “well-capitalized” standards, as evidenced by the following key capital ratios.

	Regulatory				Excess Capital
	Minimum for	June 30,	March 31,	June 30,	over Minimum
Capital Ratios	“Well-Capitalized”	2011	2011	2010	(in millions)

Leverage ratio	5.00%	7.83%	7.39%	8.72%	$262.6
Tier 1 capital ratio	6.00	12.43	11.90	12.79	376.1
Total capital ratio	10.00	13.77	13.24	14.17	220.4
Tier 1 common equity (non-GAAP)		6.36	5.93	8.10
Tangible equity to tangible assets (non-GAAP)		7.12	6.57	8.45
Tangible common equity to tangible assets (non-GAAP)		4.05	3.59	5.83
Net Interest Income and Margin
Net interest margin increased 3 basis points to 3.56% in the second quarter primarily due to lower levels of non-performing assets. Net interest margin increased 21 basis points over the second quarter of last year due to declining deposit costs, reductions in high-cost funding, and wholesale funding repricing to lower fixed rates in addition to the improving credit trends. These items were partially offset by the effect of replacing declining loan balances with lower-yielding investment securities and money market investments. Year to date increases in net interest margin reflect similar trends to the second quarter of last year.
Net interest income was $77.6 million for the second quarter, a decrease of $1.0 million from last quarter and $7.0 million from the second quarter of last year due to lower average earning assets, partially offset by the higher net interest margin. These variances are also reflected in the decrease in net interest income year to date.
Credit Quality
Citizens’ key credit trends remain positive.
•	Total delinquencies were $56.7 million at the end of the quarter, an increase of $5.5 million over the end of last quarter and a decrease of $55.0 million from the second quarter of last year. The increase over prior quarter resulted from a seasonal increase in consumer delinquencies. The decrease from last year reflects our emphasis on proactively managing and resolving delinquent commercial and consumer loans.

•	Nonperforming assets declined to $152.1 million, representing a 19.1% decrease from the end of last quarter and a decrease of $320.5 million or 67.8% from June 30 of last year. This marks the 7th consecutive quarter of declines in nonperforming assets and reflects our asset quality improvement initiatives over that time frame.

•	Net charge-offs decreased significantly to $35.4 million compared to $160.6 million in last quarter, which reflected problem asset resolution initiative related charge-offs. Compared to the second quarter of last year, charge-offs are down 50.3% as a result of that initiative and improved credit trends.

•	The provision for loan losses was $17.6 million in the second quarter, compared with $88.7 million last quarter and $70.6 million in the second quarter of last year. The decreases were the result of our focused efforts to improve asset quality and stabilized portfolio credit metrics.

•	The allowance for loan losses was $206.3 million or 166.8% of nonperforming portfolio loans, compared with $224.1 million or 165.6% at the end of last quarter and $321.8 million or 83.7% as of June 30 of last year. The decreases in the reserve balance reflect improvement in the risk profile of the portfolios and the continuing stability and steady improvement in portfolio and economic trends. The decline from last year was additionally due to lower loan balances as well as lower reserves identified for specific commercial loans.
Noninterest Income and Expense
Noninterest income was $23.3 million for the second quarter, essentially unchanged from last quarter and an increase of $1.0 million or 4.7% over the second quarter of last year. Year to date, noninterest income totaled $46.5 million, an increase of $1.8 million or 4.0% over the same period a year ago. The increases were primarily driven by the net impact of the gains and losses from the loans held for sale and investment securities portfolios. Overall, fee income categories were stable.
Noninterest expense was $69.4 million for the second quarter, a decrease of $12.2 million or 15.0% from last quarter and a decrease of $7.6 million or 9.8% from the second quarter of last year. The decreases were primarily the result of lower valuation writedowns and losses on other real estate and lower credit workout costs. Year to date net declines were also driven by these lower credit workout costs.
The income tax benefit for the second quarter of 2011 was $10.3 million, compared with a provision of $0.1 million and $3.7 million for the first quarter of 2011 and the second quarter of 2010, respectively. The variances were primarily the result of changes in other comprehensive income that are included in the calculation of the 2011 tax provision and reduction in the alternative minimum tax.
Conference Call
Citizens’ senior management will review the quarter’s results in a conference call at 10:00 a.m. ET on Friday, July 29, 2011. A live audio webcast is available on Citizens’ investor relations page at www.citizensbanking.com or by calling (800) 894-5910 (conference ID: Citizens Republic). To listen to the conference call, please connect approximately 10 minutes prior to the scheduled conference time.
A recording will be available approximately two hours after the completion of the conference call at www.citizensbanking.com, where it will be archived for 90 days.
Discontinued Operations
As a result of the sale of Citizens’ wholly-owned subsidiary, F&M Bank — Iowa, during the second quarter of 2010, the financial condition and operating results for this subsidiary have been segregated from the financial condition and operating results of Citizens’ continuing operations throughout this release and, as such, are presented as a discontinued operation. While all prior periods have been revised retrospectively to align with this treatment, these changes do not affect Citizens’ reported consolidated financial condition or net income for any of the prior periods.
Use of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this release includes non-GAAP financial measures such as tangible equity to tangible assets ratio, tangible common equity to tangible assets ratio, Tier 1 common equity ratio, pre-tax pre-provision profit, net interest margin, and the efficiency ratio. Citizens believes these non-GAAP financial measures provide additional information that is useful to investors in understanding the underlying performance of Citizens, its business, and performance trends and such measures help facilitate performance comparisons with others in the banking industry. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Readers should be aware of these limitations and should be cautious as to their use of such measures. To mitigate these limitations, Citizens has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and to ensure that Citizens’ performance is properly reflected to facilitate consistent period-to-period comparisons. Although Citizens believes the above non-GAAP financial measures disclosed in this release enhance investors’ understanding of its business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures. See our related Form 8-K for further discussion regarding these non-GAAP financial measures.

Corporate Profile
Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, Wisconsin, and Indiana with 220 offices and 249 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 55th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.
Safe Harbor Statement
Discussions and statements in this release that are not statements of historical fact, including without limitation, statements that include terms such as “will,” “may,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” and “plan,” and statements regarding Citizens’ future financial and operating results, plans, objectives, expectations and intentions, are forward-looking statements that involve risks and uncertainties, many of which are beyond Citizens’ control or are subject to change. No forward-looking statement is a guarantee of future performance and actual results could differ materially.
Factors that could cause or contribute to actual results differing materially from Citizens’ expectations include the risks and uncertainties detailed from time to time in Citizens’ annual and quarterly filings with the SEC, which are available at the SEC’s web site www.sec.gov. Other factors not currently anticipated may also materially and adversely affect Citizens’ results of operations, cash flows, financial position and prospects. There can be no assurance that future results will meet expectations. While Citizens believes that the forward-looking statements in this release are reasonable, you should not place undue reliance on any forward-looking statement. In addition, these statements speak only as of the date made. Citizens does not undertake, and expressly disclaims, any obligation to update or alter any statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Consolidated Balance Sheets (Unaudited)
Citizens Republic Bancorp, Inc.

	June 30,	March 31,	June 30,
(in thousands)	2011	2011	2010

Assets
Cash and due from banks	$145,126	$136,638	$148,084
Money market investments	176,847	495,562	621,071
Investment Securities:
Securities available for sale, at fair value	1,368,530	2,119,416	2,071,208
Securities held to maturity, at amortized cost (fair value of $1,489,461, $541,646 and $115,832, respectively)	1,482,787	547,449	112,734

Total investment securities	2,851,317	2,666,865	2,183,942
FHLB and Federal Reserve stock	125,635	143,873	157,304
Portfolio loans:
Commercial and industrial	1,349,803	1,353,167	1,686,769
Commercial real estate	1,722,242	1,794,284	2,646,241

Total commercial	3,072,045	3,147,451	4,333,010
Residential mortgage	708,164	727,304	858,920
Direct consumer	978,319	1,006,424	1,132,147
Indirect consumer	869,109	823,019	814,038

Total portfolio loans	5,627,637	5,704,198	7,138,115
Less: Allowance for loan losses	(206,292)	(224,117)	(321,841)

Net portfolio loans	5,421,345	5,480,081	6,816,274
Loans held for sale	19,515	38,121	57,245
Premises and equipment	100,596	102,162	107,405
Goodwill	318,150	318,150	318,150
Other intangible assets	8,848	9,626	12,214
Bank owned life insurance	218,854	218,016	217,113
Other assets	109,397	115,019	195,073

Total assets	$9,495,630	$9,724,113	$10,833,875

Liabilities
Noninterest-bearing deposits	$1,486,970	$1,413,920	$1,269,905
Interest-bearing demand deposits	917,522	956,676	998,676
Savings deposits	2,592,176	2,646,851	2,526,972
Time deposits	2,448,035	2,674,058	3,426,769

Total deposits	7,444,703	7,691,505	8,222,322
Federal funds purchased and securities sold under agreements to repurchase	43,244	40,069	30,082
Other short-term borrowings	680	690	700
Other liabilities	146,169	139,819	151,880
Long-term debt	881,112	906,629	1,211,147

Total liabilities	8,515,908	8,778,712	9,616,131
Shareholders’ Equity
Preferred stock — no par value	281,642	279,955	275,084
Common stock — no par value	1,433,094	1,432,271	1,430,877
Retained deficit	(734,091)	(752,547)	(498,621)
Accumulated other comprehensive (loss) income	(923)	(14,278)	10,404

Total shareholders’ equity	979,722	945,401	1,217,744

Total liabilities and shareholders’ equity	$9,495,630	$9,724,113	$10,833,875

Consolidated Statements of Operations (Unaudited)
Citizens Republic Bancorp, Inc.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

Interest Income
Interest and fees on loans	$77,677	$100,980	$158,388	$202,722
Interest and dividends on investment securities:
Taxable	20,546	18,600	40,156	36,861
Tax-exempt	2,713	3,932	5,799	9,217
Dividends on FHLB and Federal Reserve stock	1,044	1,026	2,169	2,028
Money market investments	249	407	502	831

Total interest income	102,229	124,945	207,014	251,659

Interest Expense
Deposits	15,042	25,910	31,417	55,421
Short-term borrowings	19	17	37	41
Long-term debt	9,562	14,432	19,340	30,422

Total interest expense	24,623	40,359	50,794	85,884

Net Interest Income	77,606	84,586	156,220	165,775
Provision for loan losses	17,596	70,614	106,320	171,969

Net interest income (loss) after provision for loan losses	60,010	13,972	49,900	(6,194)

Noninterest Income
Service charges on deposit accounts	9,753	9,971	19,182	19,655
Trust fees	3,811	3,836	7,734	7,631
Mortgage and other loan income	1,883	2,198	4,825	4,787
Brokerage and investment fees	1,533	1,322	2,641	2,255
ATM network user fees	1,926	1,771	3,681	3,368
Bankcard fees	2,468	2,266	4,706	4,273
Net gains (losses) on loans held for sale	1,179	(8,405)	73	(16,107)
Investment securities (losses) gains	(993)	8,051	(1,376)	14,067
Other income	1,765	1,272	5,002	4,746

Total noninterest income	23,325	22,282	46,468	44,675
Noninterest Expense
Salaries and employee benefits	31,265	31,403	62,283	61,350
Occupancy	6,047	6,139	13,609	13,600
Professional services	2,407	2,615	4,626	4,868
Equipment	2,841	2,979	5,893	6,051
Data processing services	4,247	4,767	8,599	9,396
Advertising and public relations	1,802	2,116	2,371	3,413
Postage and delivery	1,120	1,295	2,236	2,309
Other loan expenses	3,314	4,551	8,569	10,525
Losses on other real estate (ORE)	1,355	3,778	10,477	10,541
ORE expenses	1,029	800	2,797	1,990
Intangible asset amortization	778	1,034	1,606	2,164
Other expense	13,239	15,533	28,034	28,906

Total noninterest expense	69,444	77,010	151,100	155,113

Income (Loss) from Continuing Operations Before Income Taxes	13,891	(40,756)	(54,732)	(116,632)
Income tax (benefit) provision from continuing operations	(10,266)	3,700	(10,211)	3,847

Income (Loss) from Continuing Operations	24,157	(44,456)	(44,521)	(120,479)
Discontinued operations:
Income (loss) from discontinued operations (net of income tax)	—	5,151	—	(3,822)

Net Income (Loss)	24,157	(39,305)	(44,521)	(124,301)
Dividend on redeemable preferred stock	(5,701)	(5,406)	(11,328)	(10,688)

Net Income (Loss) Attributable to Common Shareholders	$18,456	$(44,711)	$(55,849)	$(134,989)

Income (Loss) Per Share from Continuing Operations
Basic	$0.46	$(1.27)	$(1.42)	$(3.33)
Diluted	0.46	(1.27)	(1.42)	(3.33)
Income (Loss) Per Share from Discontinued Operations
Basic	$—	$0.13	$—	$(0.10)
Diluted	—	0.13	—	(0.10)
Net Income (Loss) Per Common Share:
Basic	$0.46	$(1.14)	$(1.42)	$(3.43)
Diluted	0.46	(1.14)	(1.42)	(3.43)
Average Common Shares Outstanding:
Basic	39,417	39,384	39,412	39,381
Diluted	39,417	39,384	39,412	39,381

Selected Quarterly Information (Unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010

Summary of Operations (in thousands)
Net interest income	$77,606	$78,614	$81,731	$81,558	$84,586
Provision for loan losses	17,596	88,724	131,296	89,617	70,614
Noninterest income (1)	23,325	23,143	24,028	25,956	22,282
Noninterest expense	69,444	81,656	77,234	74,740	77,010
Income tax (benefit) provision from continuing operations	(10,266)	55	3,383	5,628	3,700
Income (loss) from continuing operations	24,157	(68,678)	(106,154)	(62,471)	(44,456)
Income from discontinued operations (net of tax)	—	—	—	—	5,151
Net income (loss)	24,157	(68,678)	(106,154)	(62,471)	(39,305)
Net income (loss) attributable to common shareholders (2)	18,456	(74,305)	(111,699)	(67,922)	(44,711)
Taxable equivalent adjustment, continuing operations	1,884	2,102	2,247	2,372	2,605

Per Common Share Data(3)
Income (loss) from continuing operations:
Basic	$0.46	$(1.89)	$(2.83)	$(1.72)	$(1.27)
Diluted	0.46	(1.89)	(2.83)	(1.72)	(1.27)
Income per share from discontinued operations:
Basic	$—	$—	$—	$—	$0.13
Diluted	—	—	—	—	0.13
Net income (loss):
Basic	$0.46	$(1.89)	$(2.83)	$(1.72)	$(1.14)
Diluted	0.46	(1.89)	(2.83)	(1.72)	(1.14)
Common book value	17.34	16.73	18.47	22.17	23.75
Tangible book value (non-GAAP)	16.22	15.53	17.20	20.84	22.35
Tangible common book value (non-GAAP)	9.22	8.49	10.19	13.87	15.42
Shares outstanding, end of period (000)(4)	40,252	39,778	39,717	39,707	39,698

At Period End (millions)
Assets	$9,496	$9,724	$9,966	$10,639	$10,834
Earning assets	8,756	9,010	9,303	9,932	10,098
Portfolio loans	5,628	5,704	6,217	6,888	7,138
Allowance for loan losses	206	224	296	324	322
Deposits	7,445	7,692	7,727	8,101	8,222
Long-term debt	881	907	1,033	1,185	1,211
Shareholders’ equity	980	945	1,012	1,157	1,218

Average for the Quarter (millions)
Assets	$9,665	$9,899	$10,468	$10,803	$11,156
Earning assets	8,942	9,231	9,769	10,065	10,432
Portfolio loans	5,669	6,051	6,682	7,059	7,318
Allowance for loan losses	224	295	324	322	322
Deposits	7,606	7,730	7,965	8,198	8,431
Long-term debt	906	971	1,160	1,203	1,315
Shareholders’ equity	964	1,002	1,145	1,215	1,239

Financial Ratios (annualized)(5)
Return on average assets	1.00%	(2.81)%	(4.02)%	(2.29)%	(1.60)%
Return on average shareholders’ equity	10.05	(27.79)	(36.78)	(20.40)	(14.40)
Average shareholders’ equity / average assets	9.97	10.13	10.94	11.25	11.10
Net interest margin (FTE) (6)	3.56	3.53	3.42	3.32	3.35
Efficiency ratio (non-GAAP) (7)	66.90	78.33	71.39	68.02	75.93
Allowance for loan losses as a percent of portfolio loans	3.67	3.93	4.76	4.70	4.51
Allowance for loan losses as a percent of nonperforming loans	166.83	165.56	134.39	88.98	83.67
Allowance for loan losses as a percent of nonperforming assets	135.65	119.18	103.30	73.10	68.11
Nonperforming loans as a percent of portfolio loans	2.20	2.37	3.54	5.29	5.39
Nonperforming assets as a percent of portfolio loans plus ORAA(8)	2.68	3.26	4.55	6.35	6.53
Nonperforming assets as a percent of total assets	1.60	1.93	2.88	4.17	4.36
Net loans charged off as a percent of average portfolio loans (annualized)	2.51	10.77	9.46	4.91	3.90
Leverage ratio	7.83	7.39	7.71	8.50	8.72
Tier 1 capital ratio	12.43	11.90	12.11	12.41	12.79
Total capital ratio	13.77	13.24	13.51	13.80	14.17

(1)	Noninterest income includes a loss on investment securities of $1.0 million in the second quarter of 2011 and a gain of $8.0 million in the second quarter of 2010.

(2)	Net income (loss) attributable to common shareholders includes a non-cash dividend to preferred shareholders of $5.7 million and $5.6 million in the second and first quarters of 2011 and $5.5 million, $5.4 million and $5.4 million in the fourth, third, and second quarters of 2010.

(3)	Per Common Share Data numbers have been adjusted to reflect the 1 for 10 reverse stock split effective 7/1/11.

(4)	Includes participating shares, which are restricted stock units and restricted shares.

(5)	Financial ratios are based on continuing operations.

(6)	Net interest margin is presented on an annual basis, includes taxable equivalent adjustments to interest income and is based on a tax rate of 35%.

(7)	The Efficiency Ratio measures how efficiently a bank spends its revenues. The formula is: (Noninterest expense — Goodwill impairment)/(Net interest income + taxable equivalent adjustment + Total noninterest income — Investment securities (losses) gains).

(8)	Other real estate assets acquired (“ORAA”) include loans held for sale.

Loan Portfolios	June 30,	March 31,	December 31,	September 30,	June 30,
(in millions)	2011	2011	2010	2010	2010

Land hold	$7.4	$17.3	$28.3	$37.1	$37.8
Land development	22.5	22.7	34.8	73.8	84.3
Construction	8.1	23.3	103.7	155.4	156.3
Income producing	1,019.6	1,038.7	1,171.0	1,382.3	1,481.7
Owner-occupied	664.6	692.3	783.0	855.1	886.1

Total commercial real estate	1,722.2	1,794.3	2,120.8	2,503.7	2,646.2
Commercial and industrial	1,349.8	1,353.2	1,474.2	1,657.4	1,686.8

Total commercial	3,072.0	3,147.5	3,595.0	4,161.1	4,333.0

Residential mortgage	708.2	727.3	756.2	800.5	858.9
Direct consumer	978.3	1,006.4	1,045.5	1,091.7	1,132.2
Indirect consumer	869.1	823.0	819.9	834.7	814.0

Total consumer	2,555.6	2,556.7	2,621.6	2,726.9	2,805.1

Total portfolio loans	$5,627.6	$5,704.2	$6,216.6	$6,888.0	$7,138.1

Delinquency Rates By Loan Portfolio	June 30, 2011		March 31, 2011		December 31,2010		September 30, 2010		June 30, 2010
30 to 89 days past due		% of		% of		% of		% of		% of
(in millions)	$	Portfolio	$	Portfolio	$	Portfolio	$	Portfolio	$	Portfolio

Land hold	$0.6	7.69%	$0.5	2.95%	$2.2	7.90%	$—	—%	$1.3	3.34%
Land development	—	—	—	—	0.2	0.62	4.5	6.04	2.0	2.43
Construction	1.7	21.2	—	—	0.5	0.45	2.4	1.53	6.4	4.07
Income producing	1.6	0.16	4.8	0.46	20.7	1.76	35.2	2.55	22.9	1.55
Owner-occupied	6.5	0.98	2.0	0.29	14.7	1.88	18.3	2.14	16.4	1.85

Total commercial real estate	10.4	0.60	7.3	0.41	38.3	1.80	60.4	2.41	49.0	1.85
Commercial and industrial	3.7	0.27	6.2	0.46	9.0	0.61	23.8	1.43	10.3	0.61

Total commercial	14.1	0.46	13.5	0.43	47.3	1.32	84.2	2.02	59.3	1.37

Residential mortgage	11.5	1.63	10.3	1.41	15.4	2.03	14.6	1.82	20.8	2.42
Direct consumer	20.4	2.08	17.2	1.71	22.4	2.14	20.5	1.88	20.2	1.79
Indirect consumer	10.7	1.23	10.2	1.24	13.3	1.62	12.2	1.46	11.4	1.40

Total consumer	42.6	1.67	37.7	1.47	51.1	1.95	47.3	1.73	52.4	1.87

Total delinquent loans	$56.7	1.01	$51.2	0.90	$98.4	1.58	$131.5	1.91	$111.7	1.57

Nonperforming Assets	June 30,2011		March 31, 2011		December 31, 2010		September 30, 2010		June 30, 2010
		% of		% of		% of		% of		% of
(in millions)	$	Portfolio	$	Portfolio	$	Portfolio	$	Portfolio	$	Portfolio

Land hold	$0.2	2.25%	$1.2	6.68%	$3.2	11.50%	$5.6	15.13%	$5.2	13.76%
Land development	0.4	1.68	0.1	0.35	3.1	8.82	16.0	21.64	22.3	26.48
Construction	0.5	6.89	0.4	1.70	7.5	7.21	27.4	17.65	25.0	15.99
Income producing	20.2	1.98	28.2	2.72	62.0	5.30	147.7	10.69	148.4	10.02
Owner-occupied	21.2	3.18	21.7	3.14	42.8	5.47	63.3	7.40	59.5	6.71

Total commercial real estate	42.5	2.47	51.6	2.88	118.6	5.59	260.0	10.39	260.4	9.84
Commercial and industrial	21.0	1.56	25.8	1.91	57.8	3.92	61.5	3.71	67.0	3.97

Total nonaccruing commercial	63.5	2.07	77.4	2.46	176.4	4.91	321.5	7.73	327.4	7.56
Residential mortgage	30.7	4.33	30.4	4.18	22.1	2.92	16.9	2.11	31.0	3.61
Direct consumer	13.9	1.43	13.0	1.30	12.5	1.20	15.5	1.42	18.7	1.65
Indirect consumer	1.3	0.15	1.2	0.14	1.3	0.16	1.7	0.20	1.5	0.18

Total nonaccruing consumer	45.9	1.80	44.6	1.74	35.9	1.37	34.1	1.25	51.2	1.82

Total nonaccruing loans	109.4	1.94	122.0	2.14	212.3	3.42	355.6	5.16	378.6	5.30
Loans 90+ days still accruing	1.6	0.03	0.7	0.01	1.6	0.03	1.6	0.02	1.5	0.02
Restructured loans still accruing	12.7	0.23	12.7	0.22	6.4	0.10	7.0	0.10	4.6	0.06

Total nonperforming portfolio loans	123.7	2.20	135.4	2.37	220.3	3.54	364.2	5.29	384.7	5.39
Nonperforming held for sale	11.4		30.4		24.1		38.4		44.0
Other repossessed assets acquired	17.0		22.2		42.2		40.7		43.9

Total nonperforming assets	$152.1		$188.0		$286.6		$443.3		$472.6

Commercial inflows	$24.3		$29.5		$110.9		$95.6		$75.9
Commercial outflows	(38.3)		(128.5)		(256.0)		(101.5)		(118.6)

Net change	$(14.0)		$(99.0)		$(145.1)		$(5.9)		$(42.7)

Net Charge-Offs							Three Months Ended
	June 30, 2011			March 31, 2011			December 31, 2010		September 30, 2010		June 30, 2010
		% of			% of			% of		% of		% of
(in millions)	$	Portfolio*		$	Portfolio*		$	Portfolio*	$	Portfolio*	$	Portfolio*

Land hold	$4.7	N/M	%	$4.9	N/M	%	$5.2	73.54%	$0.3	3.30%	$0.4	3.72%
Land development	—	—		4.4	79.15		19.7	N/M	9.0	48.29	9.8	46.68
Construction	—	—		5.6	97.09		10.0	38.44	0.4	1.10	8.7	22.23
Income producing	8.2	3.24		77.6	30.30		64.2	21.74	30.8	8.85	12.6	3.41
Owner-occupied	3.2	1.90		25.3	14.80		18.1	9.16	4.8	2.21	18.9	8.57

Total commercial real estate	16.1	3.76		117.8	26.63		117.2	21.92	45.3	7.18	50.4	7.63
Commercial and industrial	7.2	2.13		32.0	9.59		26.0	7.01	6.8	1.62	11.4	2.71

Total commercial	23.3	3.04		149.8	19.30		143.2	15.81	52.1	4.97	61.8	5.72

Residential mortgage	4.4	2.51		3.4	1.90		6.1	3.20	23.3	11.57	0.6	0.29
Direct consumer	5.6	2.30		5.5	2.21		7.1	2.70	9.8	3.56	5.5	1.96
Indirect consumer	2.1	0.96		1.9	0.95		2.9	1.39	2.2	1.05	3.3	1.61

Total consumer	12.1	1.90		10.8	1.72		16.1	2.43	35.3	5.14	9.4	1.35

Total net charge-offs	$35.4	2.51		$160.6	10.77		$159.3	9.46	$87.4	4.91	$71.2	3.90

*	Represents an annualized rate.
N/M — Not Meaningful

Allocation of the Allowance for Loan Losses (ALLL) (1)

	June 30, 2011		March 31, 2011		June 30, 2010
		Related		Related		Related
(in millions)	ALLL	NPL(2)	ALLL	NPL (2)	ALLL	NPL (2)

Specific allocated allowance:
Commercial and industrial	$0.2	$13.4	$0.7	$17.0	$11.0	$47.6
Commercial real estate	3.7	33.6	6.7	37.4	60.8	230.5
Residential mortgage	2.4	12.1	2.0	10.2	1.5	7.4
Direct Consumer	0.2	1.7	0.2	1.7	—	—

Total specific allocated allowance	6.5	60.8	9.6	66.3	73.3	285.5

Risk allocated allowance:
Commercial and industrial	30.4	9.7	29.4	9.9	33.9	20.9
Commercial real estate (CRE)	76.9	17.4	84.7	22.7	111.7	29.9

Total commercial	107.3	27.1	114.1	32.6	145.6	50.8
Residential mortgage	41.5	20.0	49.9	21.6	23.4	26.4
Direct Consumer	32.5	14.5	31.8	13.7	36.2	20.0
Indirect Consumer	15.5	1.3	14.9	1.2	37.3	2.0

Total risk allocated allowance	196.8	62.9	210.7	69.1	242.5	99.2

Total allocated allowance	203.3	123.7	220.3	135.4	315.8	384.7
General valuation allowances	3.0	—	3.8	—	6.0	—

Total allowance	$206.3	$123.7	$224.1	$135.4	$321.8	$384.7

(1)	The allocation of the allowance for loan losses in the above table is based upon ranges of estimates and is not intended to imply either limitations on the usage of the allowance or precision of the specific amounts. Citizens does not view the allowance for loan losses as being divisible among the various categories of loans. The entire allowance is available to absorb any future losses without regard to the category or categories in which the charged-off loans are classified.

(2)	Related NPL amounts in risk allocated allowances include restructured loans and still accruing and loans 90+ days past due and still accruing but classified as nonperforming.

Summary of Loan Loss Experience

			Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010

Allowance for loan losses — beginning of period	$224,117	$296,031	$324,046	$321,841	$322,377

Provision for loan losses	17,596	88,724	131,296	89,617	70,614

Charge-offs:
Commercial and industrial	4,016	29,712	24,634	6,083	10,943
Small business	3,853	4,078	2,747	2,061	1,398
Commercial real estate	16,371	118,721	119,986	45,910	51,183

Total commercial	24,240	152,511	147,367	54,054	63,524
Residential mortgage	4,659	3,403	6,141	23,353	705
Direct consumer	6,522	6,468	7,701	10,256	5,907
Indirect consumer	2,639	2,472	3,647	2,808	4,028

Total charge-offs	38,060	164,854	164,856	90,471	74,164

Recoveries:
Commercial and industrial	524	1,603	1,017	1,321	899
Small business	169	174	309	89	38
Commercial real estate	238	913	2,813	579	829

Total commercial	931	2,690	4,139	1,989	1,766
Residential mortgage	228	3	42	15	80
Direct consumer	917	972	587	452	386
Indirect consumer	563	551	777	603	782

Total recoveries	2,639	4,216	5,545	3,059	3,014

Net charge-offs	35,421	160,638	159,311	87,412	71,150

Allowance for loan losses — end of period	$206,292	$224,117	$296,031	$324,046	$321,841

Non-GAAP Reconciliation

	June 30,	March 31,	December 31,	September 30,	June 30,
	2011	2011	2010	2010	2010
Efficiency Ratio (non-GAAP) (in thousands)
Net interest income (A)	$77,606	$78,614	$81,731	$81,558	$84,586
Taxable equivalent adjustment (B)	1,884	2,102	2,247	2,372	2,605
Investment securities (losses) gain (C)	(993)	(383)	(171)	—	8,051
Noninterest income (D)	23,325	23,143	24,028	25,956	22,282
Noninterest expense (E)	69,444	81,656	77,234	74,740	77,010
Efficiency ratio: E/(A+B-C+D) (non-GAAP)	66.90%	78.33%	71.39%	68.02%	75.93%

Tangible Common Equity to Tangible Assets (in millions)
Total assets	$9,496	$9,724	$9,966	$10,639	$10,834
Goodwill	(318)	(318)	(318)	(318)	(318)
Other intangible assets	(9)	(10)	(11)	(11)	(12)

Tangible assets (non-GAAP)	$9,169	$9,396	$9,637	$10,310	$10,504

Total shareholders’ equity	$980	$945	$1,012	$1,157	$1,218
Goodwill	(318)	(318)	(318)	(318)	(318)
Other intangible assets	(9)	(10)	(11)	(11)	(12)

Tangible equity (non-GAAP)	$653	$617	$683	$828	$888

Tangible equity	$653	$617	$683	$828	$888
Preferred stock	(282)	(280)	(278)	(277)	(275)

Tangible common equity (non-GAAP)	$371	$337	$405	$551	$613

Tier 1 Common Equity (non-GAAP) (in millions)
Total shareholders’ equity	$980	$945	$1,012	$1,157	$1,218
Qualifying capital securities	74	74	74	74	74
Goodwill	(318)	(318)	(318)	(318)	(318)
Accumulated other comprehensive loss (income)	1	14	20	(16)	(10)
Other intangible assets	(9)	(10)	(11)	(11)	(12)

Tier 1 capital (regulatory)	$728	$705	$777	$886	$952

Tier 1 capital (regulatory)	$728	$705	$777	$886	$952
Qualifying capital securities	(74)	(74)	(74)	(74)	(74)
Preferred stock	(282)	(280)	(278)	(277)	(275)

Total Tier 1 common equity (non-GAAP)	$372	$351	$425	$535	$603

Net risk-weighted assets (regulatory)(1)	$5,850	$5,930	$6,417	$7,133	$7,432

Equity to assets	10.32%	9.72%	10.15%	10.88%	11.24%
Tier 1 common equity (non-GAAP)	6.36	5.93	6.62	7.50	8.10
Tangible equity to tangible assets (non-GAAP)	7.12	6.57	7.09	8.03	8.45
Tangible common equity to tangible assets (non-GAAP)	4.05	3.59	4.20	5.34	5.83

(1)	Net risk-weighted assets (regulatory) for second quarter 2010 were calculated on a combined basis.

Pre-tax pre-provision profit (non-GAAP)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010
Income (loss) from continuing operations	$24,157	$(68,678)	$(106,154)	$(62,471)	$(44,456)
Income tax (benefit) provision from continuing operations	(10,266)	55	3,383	5,628	3,700
Provision for loan losses	17,596	88,724	131,296	89,617	70,614
Net (gains) losses on loans held for sale	(1,179)	1,106	3,069	1,441	8,405
Investment securities losses (gains)	993	383	171	—	(8,051)
Losses on other real estate (ORE)	1,355	9,122	930	1,967	3,778
Fair-value adjustment on bank owned life insurance (1)	48	(100)	(105)	(159)	280
Fair-value adjustment on swaps (1)	77	114	(535)	202	279

Pre-tax pre-provision profit (non-GAAP)	$32,781	$30,726	$32,055	$36,225	$34,549

(1)	Fair-value adjustment amounts contained in line item “Other income” on Consolidated Statements of Operations
Noninterest Income and Noninterest Expense

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2011	2011	2010	2010	2010
Service charges on deposit accounts	$9,753	$9,429	$10,072	$10,609	$9,971
Trust fees	3,811	3,923	4,135	3,837	3,836
Mortgage and other loan income	1,883	2,942	3,109	2,590	2,198
Brokerage and investment fees	1,533	1,108	1,264	1,060	1,322
ATM network user fees	1,926	1,755	1,825	1,864	1,771
Bankcard fees	2,468	2,238	2,325	2,261	2,266
Net gains (losses) on loans held for sale	1,179	(1,106)	(3,069)	(1,441)	(8,405)
Investment securities (losses) gains	(993)	(383)	(171)	—	8,051
Other income	1,765	3,237	4,538	5,176	1,272

Total noninterest income	$23,325	$23,143	$24,028	$25,956	$22,282

Salaries and employee benefits	$31,265	$31,018	$32,294	$32,740	$31,403
Occupancy	6,047	7,562	6,834	6,529	6,139
Professional services	2,407	2,219	2,945	2,737	2,615
Equipment	2,841	3,052	3,355	3,076	2,979
Data processing services	4,247	4,352	4,636	4,702	4,767
Advertising and public relations	1,802	569	1,512	1,605	2,116
Postage and delivery	1,120	1,116	1,075	1,187	1,295
Other loan expenses	3,314	5,255	5,431	4,355	4,551
Losses on other real estate (ORE)	1,355	9,122	930	1,967	3,778
ORE expenses	1,029	1,768	1,653	1,327	800
Intangible asset amortization	778	828	851	908	1,034
Other expense	13,239	14,795	15,718	13,607	15,533

Total noninterest expense	$69,444	$81,656	$77,234	$74,740	$77,010

Average Balances, Yields and Rates

			Three Months Ended
	June 30, 2011		March 31, 2011		June 30, 2010
	Average	Average	Average	Average	Average	Average
(in thousands)	Balance	Rate	Balance	Rate	Balance	Rate
Earning Assets
Money market investments	$403,380	0.25%	$416,756	0.25%	$654,502	0.25%
Investment securities:
Taxable	2,443,792	3.36	2,313,467	3.39	1,856,490	4.01
Tax-exempt	254,797	6.55	278,679	6.81	351,717	6.88
FHLB and Federal Reserve stock	137,433	3.04	143,873	3.16	156,597	2.62
Portfolio loans:
Commercial and industrial	1,348,499	5.38	1,422,574	4.59	1,775,054	4.93
Commercial real estate	1,766,070	5.04	2,045,360	5.30	2,722,843	5.29
Residential mortgage	719,336	4.80	741,818	4.76	865,732	5.66
Direct consumer	990,764	6.06	1,024,979	6.12	1,153,278	6.09
Indirect consumer	844,083	6.68	816,676	6.79	801,556	6.81

Total portfolio loans	5,668,752	5.51	6,051,407	5.40	7,318,463	5.54
Loans held for sale	34,194	1.72	26,860	5.50	94,381	1.47

Total earning assets	8,942,348	4.67	9,231,042	4.67	10,432,150	4.90

Nonearning Assets
Cash and due from banks	138,728		143,957		143,924
Bank premises and equipment	101,352		104,399		107,874
Investment security fair value adjustment	53,822		32,229		45,580
Other nonearning assets	652,611		682,526		748,626
Assets of discontinued operations	—		—		110,881
Allowance for loan losses	(223,922)		(295,232)		(321,976)

Total assets	$9,664,939		$9,898,921		$11,267,059

Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$947,220	0.23	$951,770	0.23	$1,044,580	0.28
Savings deposits	2,621,616	0.37	2,629,296	0.40	2,533,846	0.66
Time deposits	2,562,463	1.89	2,753,306	1.95	3,566,321	2.36
Short-term borrowings	41,340	0.18	41,187	0.18	31,897	0.21
Long-term debt	905,902	4.23	971,076	4.08	1,314,991	4.40

Total interest-bearing liabilities	7,078,541	1.40	7,346,635	1.44	8,491,635	1.91
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,474,408		1,395,588		1,286,243
Other liabilities	148,058		154,408		144,354
Liabilities of discontinued operations	—		—		106,227
Shareholders’ equity	963,932		1,002,290		1,238,600

Total liabilities and shareholders’ equity	$9,664,939		$9,898,921		$11,267,059

Interest Spread		3.27		3.23		2.99
Contribution of noninterest bearing sources of funds		0.29		0.30		0.36

Net Interest Margin		3.56%		3.53%		3.35%

Average Balances, Yields and Rates

	Six Months Ended
	June 30,
	2011		2010
	Average	Average	Average	Average
(in thousands)	Balance	Rate	Balance	Rate
Earning Assets
Money market investments	$410,031	0.25%	$675,144	0.25%
Investment securities:
Taxable	2,378,990	3.38	1,806,926	4.08
Tax-exempt	266,672	6.69	421,953	6.72
FHLB and Federal Reserve stock	140,635	3.10	155,845	2.62
Portfolio loans:
Commercial and industrial	1,385,331	4.98	1,824,723	4.90
Commercial real estate	1,904,944	5.18	2,756,930	5.27
Residential mortgage	730,515	4.78	926,955	5.19
Direct consumer	1,007,777	6.09	1,177,404	6.07
Indirect consumer	830,455	6.74	799,530	6.84
Total portfolio loans	5,859,022	5.46	7,485,542	5.46
Loans held for sale	30,547	3.38	89,205	1.67
Total earning assets	9,085,897	4.67	10,634,615	4.87
Nonearning Assets
Cash and due from banks	141,328		176,345
Bank premises and equipment	102,868		108,780
Investment security fair value adjustment	43,085		44,029
Other nonearning assets	667,486		729,498
Assets of discontinued operations	—		219,029
Allowance for loan losses	(259,380)		(328,934)
Total assets	$9,781,284		$11,583,362
Interest-Bearing Liabilities
Deposits:
Interest-bearing demand deposits	$949,482	0.23	$1,060,175	0.29
Savings deposits	2,625,435	0.39	2,512,123	0.67
Time deposits	2,657,357	1.92	3,637,529	2.52
Short-term borrowings	41,264	0.18	34,207	0.24
Long-term debt	938,309	4.15	1,381,997	4.44
Total interest-bearing liabilities	7,211,847	1.42	8,626,031	2.01
Noninterest-Bearing Liabilities and Shareholders’ Equity
Noninterest-bearing demand	1,435,216		1,277,461
Other liabilities	151,216		139,459
Liabilities of discontinued operations	—		259,837
Shareholders’ equity	983,005		1,280,574
Total liabilities and shareholders’ equity	$9,781,284		$11,583,362
Interest Spread		3.25%		2.86%
Contribution of noninterest bearing sources of funds		0.29		0.38
Net Interest Margin		3.54%		3.24%